EXHIBIT 21

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            SIGNIFICANT SUBSIDIARIES


                                                                                              STATE OF
NAME                                                                OWNERSHIP %             INCORPORATION
----                                                                -----------             -------------
Public Service Electric and Gas Company...................              100                  New Jersey
PSEG Power LLC............................................              100                   Delaware
PSEG Energy Resources & Trade LLC.........................              100                   Delaware
Energy Holdings Inc. ....................................               100                  New Jersey
PSEG Resources Inc. .....................................               100                  New Jersey
PSEG Global Inc..........................................               100                  New Jersey

     The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.



                                      134